Exhibit 10.30
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                              NOTE
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$300,000.00                                       August 28, 1997



     FOR VALUE RECEIVED, the undersigned, TOUCHSTONE APPLIED
SCIENCE ASSOCIATES, INC., a Delaware Corporation with its office for doing business at Fields Lane, PO Box 382, Brewster, New York 10509-0382 (hereinafter referred to as the "Borrower" or "Obligor), promises to pay to the order of MSB BANK, a federally chartered savings bank with its principal office at 35 Matthews Street, Goshen, New York 10924 (hereinafter referred to as "Obligee" or "Holder"), in such coin or currency as shall be legal tender of the United States of America at the aforementioned address or at such other place as Holder may from time to time designate in writing, the principal sum of THREE HUNDRED THOUSAND AND 00/100
($300,000.00) DOLLARS payable on February 28, 1998 ("Maturity Date") in the manner set forth below:

     [X ] A. INTEREST ONLY. Interest only payable monthly commencing on September 15, 1997 and on the fifteenth day of each and every month thereafter until the Maturity Date set forth above, when the entire remaining indebtedness, principal and interest, shall become fully due and payable. Interest shall be calculated at the rate of one-half percent (1/2%) per annum over the Prime Rate (the highest Prime Rate published in the New York Times, provided such bank is a bank doing business in the State of New York and/or is a federally chartered bank (Prime Plus .50%) freely floating with the changes in interest rate to be made simultaneously with any change in the Prime Rate indicator set forth above). This is a note for a revolving line of credit and the interest payable shall be calculated on the actual amount that may be advanced by the Obligee or Holder from time to time to the Obligor. The procedures for drawing on this line of credit shall follow those that are established from time to time by the Obligee or Holder.

     [ ] B. FIXED INTEREST RATE WITH LEVEL PAYMENTS. Interest shall be calculated at the rate of ____ per cent (___%) per annum. Principal and interest payments in the sum of ____________________
Dollars ($       ) commencing on the ___ day of _________________
199__ and on the _____________ day of each and every month thereafter until the Maturity Date set forth above, with each payment first to be applied toward payment of accrued interest and second toward the reduction of the principal indebtedness.

     [   ] C.  ADJUSTABLE RATE.  Monthly payments of principal plus
interest at the rate of ______  per cent (    %) per annum over the
highest Prime Rate published in the New York Times, provided such bank is a bank doing business in the State of New York and/or is a federally chartered bank (Prime Plus .50%) freely floating with the changes in interest rate to be made simultaneously with any change in the Prime Rate indicator set forth above together with monthly
installments of principal in the sum of ___________ ($            )
Dollars plus interest payable monthly commencing on the ____ day of ____________ 1997 until the Maturity Date set forth above when the entire remaining principal balance, plus accrued interest, shall become fully due and payable.

     Interest shall be payable and calculated on the basis of a three hundred sixty (360) day year on the unpaid principal amount.

     The interest rate set forth herein shall not exceed the maximum interest rate permitted by law.

     1.   PREPAYMENT.  This Note may be prepaid at any time without
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penalty, such prepayment to be applied to the installments hereof in the inverse order of maturity where applicable.

     2.   LATE CHARGES.  Any payment not paid within ten (10) days
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from its due date shall accrue a late charge of five (5%) per cent of the amount of the payment then due.

     3.   EVENTS OF DEFAULT. At the option of the Holder, the
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happening of any one or more of the events hereinafter set forth, the indebtedness of the Obligor to the Holder whether as principal, endorser, surety, guarantor or otherwise shall become immediately due and payable and may be collected forthwith, and holder shall thereupon be immediately entitled to exercise any and all rights and remedies for collection of any and all such indebtedness available to holder, at law, in equity or by virtue of any instrument, contract or agreement securing repayment thereof:

                       EVENTS OF DEFAULT

          (a)  Nonpayment:  Nonpayment of any installment of
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principal and interest upon the Note after it shall have become due and payable, whether at maturity, by acceleration, by notice of intention to prepay, or otherwise; or

          (b)  Negative Covenants:  Default in the observance of
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any of the covenants or agreements contained in Paragraph "6"
(Negative Covenants) of the Term Loan Agreement executed simultaneously herewith; or

          (c)  Other Covenants:  Default in the due observance or
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performance of any term, covenant or agreement (other than the covenant of payment) contained in this Note, the Term Loan Agreement executed simultaneously herewith, or in any other agreement between the Borrower and the Bank, and such default shall have continued unremedied for a period of thirty (30) days or if there is commenced against the Borrower any such proceedings which remain undismissed for a period of thirty (30) days, or the Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of, or any trustee for, the Borrower or any substantial part of its property, or suffers any receivership or trusteeship to continue and undischarged for a period of thirty (30) days;

          (d)  Representations:  If any certificate, statement,
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representation, warranty or financial statement heretofore or hereafter, furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to the Bank to enter into this Agreement or any other lending agreement with the Borrower, or any material fact required to be stated therein or necessary to make the statements therein not misleading, proves to have been false in any material respect at the time of which the facts therein set forth were stated or certified, or to have omitted any substantial liability or claim against the Borrower, or if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty, or financial statement, which change shall not have been disclosed to the bank at or prior to the time of such execution; or

          (e) CROSS DEFAULTS.  In the event the Obligor defaults in
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any payment of principal or interest on any other obligation for borrowed money beyond any grace period provided with respect thereto and with respect to any other or further indebtedness with the Bank or the Holder of this Note or in the performance of any other term, condition or covenant contained in any agreement under which any such obligation or obligations are created, the effect of which causes a default or which permits the holder of such obligation to cause such obligation to become due and payable prior to its date of maturity shall be deemed an Event of Default pursuant to this obligation; or

          (f)  Voluntary or Involuntary Insolvency Proceedings:
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The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of the Borrower on any substantial part of its property, commences any proceeding under any reorganization, arrangement, or readjustment of debt, or applies for dissolution or liquidation under any law or statute of any jurisdiction.

          (g)  Judgments:  Any judgment or penalty against the
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Borrower or any lien or attachment against its property for any amount in excess of FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS remains unpaid, unstayed on appeal, unbonded or undismissed for a period of thirty (30) days;

     THEN, upon the happening of any one or more of the foregoing events of default which shall be continuing, the Bank may declare the entire Loan granted hereunder to be cancelled and the Notes shall become and be immediately due and payable upon declaration to that effect delivered by the Bank to the Borrower; and the Borrower hereby expressly waives any presentment, demand, protest or other or further notice of any kind.

     4.   SECURED TRANSACTION.  The Obligor acknowledges that this
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is a secured transaction within the meaning of and governed by
Article 9 of the Uniform Commercial Code of the State of New York. The Obligor further acknowledges that there is executed, along with the Note, a Term Loan Agreement and Security Agreement in order to secure the indebtedness created herein. This Note, the Term Loan Agreement and Security Agreement together set forth the terms and conditions of the obligation of the Borrower/Obligor to the Bank/Obligee and each separate instrument incorporates by reference the other instruments. Notwithstanding the foregoing, in the event of default, the Bank (Holder) shall be free to elect any one or a combination of all of the remedies available to it pursuant to the provisions of the Loan Documents and the election of any one remedy shall not preclude the holder from thereafter pursuing any and all other remedies available to it under law or pursuant to the Loan Documents. It is further intended that the terms and conditions of the commitment letter issued by the Bank dated the 15th day of July 1997 are intended to survive the execution of this Note and Loan Documents and are incorporated by reference herein.

     5. None of the rights and remedies of the Holder hereunder shall be waived or affected by holder's failure or delay if any, to exercise them. All remedies conferred on Holder by law, or by this note or by any other instrument or agreement, shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at Holders' option.

     6. Obligor hereby agrees not to demand a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the loan documents, or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by obligor, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Obligee is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by obligor.

     7. The term Obligor as used in this note shall mean and have reference to collectively all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this note, whether as principal, maker, endorser, surety, guarantor or otherwise together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

     8. All notices permitted as required hereunder shall be in writing and shall be deemed to have been duly and properly given as of the date and time the said are deposited with the United States Postal Service, postage prepaid, to be sent certified mail, return receipt requested and addressed to the Obligor or holder as the case may be at their addresses as hereinabove set forth or at any such other addresses as the Obligor or holder may at any time and from time to time specify to the other by notice as herein provided.

     9. This note shall be governed as to its validity, interpretation, and construction and in all other respects by law and decisions of the State of New York. Any dispute that shall arise with respect to the enforcement or interpretation of the Loan Documents shall be heard only in the Supreme Court of the State of New York, County of Orange or Putnam, which shall be deemed the designated venue for any such actions.

     10. Obligor does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Obligor to pay the Debt in full on the Maturity Date), Obligee shall be entitled to receive and Obligor shall pay interest on the entire unpaid principal sum and any other amounts due at a rate (the "Default Rate") equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the interest rate set forth in this Note. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). This charge shall be added to the Debt and shall be secured by the Mortgage. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Obligee by reason of the occurrence of any Event of Default.

     IN WITNESS WHEREOF, the undersigned has executed this note as of the date and year first above written.


                                   TOUCHSTONE APPLIED
                                   SCIENCE ASSOCIATES, INC.



                                   /s/ ANDREW L. SIMON
                                   --------------------------
                                   ANDREW  L. SIMON, PRESIDENT